CONTRACTUAL FEE/EXPENSE WAIVER AGREEMENT


         Agreement effective as of the 31st day of January 2007 by and between the Turner Funds, a Massachusetts business trust (the "Trust"), Turner Investment Partners, Inc., a Pennsylvania corporation ("TIP"), and Turner Investment Management LLC, a Maryland limited liability company.

         1. TIP hereby agrees to limit the net total operating expenses at the levels indicated through January 31, 2008 for each of the following Funds:

         Fund:                                      Net Total Operating Expenses
         ----                                       ----------------------------

         Turner Core Growth Fund
                  Institutional Class                         0.69%
                  Investor Class                              0.94%
         Turner Emerging Growth Fund
                  Investor Class                              1.40%
         Turner Large Cap Growth Fund
                  Institutional Class                         0.69%
                  Investor Class                              0.94%
         Turner Midcap Growth Fund
                  Investor Class                              1.18%
                  Retirement Class                            1.43%
         Turner Small Cap Growth Fund
                  Investor Class                              1.25%
         Turner Large Cap Value Fund
                  Institutional Class                         0.69%
         International Core Growth Fund
                  Institutional Class                         1.10%

         2. TIP hereby agrees to limit the net total other expenses at the levels indicated through January 31, 2008 for each of the following Funds:

         Fund:                                         Net Total Other Expenses
         ----                                          ------------------------

         Turner Concentrated Growth Fund
                  Investor Class                              0.25%
         Turner New Enterprise Fund
                  Investor Class                              0.25%

         3. TIM hereby agrees to limit the net total operating expenses at the levels indicated through January 31, 2008 for each of the following Funds:

         Turner Small Cap Equity Fund
                  Investor Class                              1.45%
         Turner Midcap EquityFund
                  Institutional Class                         0.90%
                  Investor Class                              1.15%

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         This Agreement shall be renewable at the end of each one year term for an additional one year term upon the written agreement of the parties hereto.

         This Agreement supersedes any prior contractual waiver agreement(s) between the parties.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below effective as of the day and year first above written.


TURNER FUNDS                                   TURNER INVESTMENT PARTNERS, INC.


By:/s/ Thomas R. Trala                         By:/s/ Brian F. McNally
   -----------------------------------------   ---------------------------------
              Signature                                 Signature



Name:  Thomas R. Trala                         Name: Brian F. McNally
     ---------------------------------------   ---------------------------------
              Printed                                   Printed



Title: President and Chief Executive Officer   Title: General Counsel and Chief
                                                      Compliance Officer -
                                                      Principal
--------------------------------------------   --------------------------------




TURNER INVESTMENT MANAGEMENT LLC


By:/s/ Brian F. McNally
   -----------------------------------------
                                    Signature



Name: Brian F. McNally
     ---------------------------------------
                                     Printed



Title: General Counsel and Chief Compliance Officer
       ---------------------------------------------